                                                                    EXHIBIT 99.1

                        HANOVER CAPITAL MORTGAGE HOLDINGS
                REPORTS 2003 FOURTH-QUARTER AND YEAR-END RESULTS;
                   ANNOUNCES SPECIAL $0.40 PER SHARE DIVIDEND

      EDISON, NEW JERSEY, FEBRUARY 23, 2004 - Hanover Capital Mortgage Holdings, Inc. (AMEX: HCM) reported net earnings for the quarter ended December 31, 2003 of $2,399,000, or $0.30 per share, compared to $928,000, or $0.21 per share, for the fourth quarter 2002, a 43% increase in earnings per share. Net earnings for the year ended December 31, 2003 were $9,300,000, or $1.60 per share, versus $5,138,000, or $1.16 per share, for the year ended December 31, 2002, a 38% increase in earnings per share.

As previously announced on December 11, 2003, the Board of Directors declared a fourth quarter dividend of $0.30 per share, which was paid on January 13, 2004 to stockholders of record as of December 31, 2003. In addition, the Board of Directors declared a special dividend of $0.40 per share on February 19, 2004 to be paid on March 18, 2004 to stockholders of record as of March 4, 2004. This special dividend of $0.40 per share will be treated as paid in 2004 for tax purposes. Including the special dividend of $0.40 per share, the total annual dividend paid based on 2003 GAAP earnings was $1.60 per share, which results in a current annual yield of 11.4% based upon HCM's closing price of $14.05 on February 20, 2004. The total annual dividend of $1.60 per share increased 39% when compared to the $1.15 per share paid in 2002, which included a special dividend of $0.15 per share. Over the past three years the total annual dividend paid, including any special dividends, achieved a 34.3% compound annual growth rate.

John A. Burchett, Chief Executive Officer, commented, "We are very pleased to announce our 2003 GAAP earnings of $1.60 per share. Over the past three years our earnings per share have increased at a 41.9% compound annual growth rate. Our decision to distribute a special dividend of $0.40 per share demonstrates management's commitment to distribute substantially all of our GAAP earnings to stockholders. Although we have been able to provide stockholders with a special dividend in respect of both 2002 and 2003 GAAP earnings, we cannot assure you that we will be able to distribute special dividends in the future. However, our Board of Directors will review our current level of dividend distribution during the second quarter of 2004, prior to the declaration of a dividend in respect of first quarter 2004 GAAP earnings. The level of dividend distribution established at that time should provide stockholders with an indication of management's estimate of the underlying earnings power of our core REIT portfolio."

Burchett continued, "Fourth quarter 2003 earnings of $0.30 per share remained consistent with the range of guidance we previously provided of $0.25 to $0.35 per share."

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                                      - 2 -

During the fourth quarter of 2003, we continued to add to our core REIT portfolio through continued investment of the net proceeds from our August 2003 common stock offering. Since the offering, and through December 31, 2003, we have purchased approximately $56.8 million (principal balance) of subordinated mortgage-backed securities with a cost basis of approximately $29.7 million. As of December 31, 2003, we held 129 subordinated bonds from 56 different securities issued by seven major financial institutions. These securities, with a principal balance of $86.6 million and a cost basis of $44.0 million, have a weighted average coupon of 4.99% and a weighted average cash-on-cash yield of 9.8%. The collateral underlying these securities consisted of $21.3 billion of fixed-rate and $7.4 billion of adjustable-rate mortgage loans for a total of $28.7 billion of single-family mortgage loans. For the year ended December 31, 2003, we earned an 18.1% yield, before gains, on net average invested subordinated mortgage-backed securities equity of $13.9 million.

As of December 31, 2003, we have purchased since our inception in 1997 approximately $206.9 million (principal balance) of subordinated mortgage-backed securities from third parties at an aggregate purchase price of $104.9 million. Since the inception of these purchases, to December 31, 2003, we have incurred cumulative losses of approximately $137,000 (principal balance) with respect to these securities.

The 2003 interest rate environment benefited our subordinated mortgage-backed securities results primarily in two ways. First, as these securities are purchased at a substantial discount to their principal balance, prepayments of the underlying mortgage loans supporting the securities will generally increase discount amortization income over the remaining life of the securities. Second, non-investment grade securities are generally precluded from receiving prepayments for a period of 60 months from issuance. When the underlying mortgage loans prepay rapidly, to the extent that we sell such securities, we tend to recognize gains primarily due to the decrease in the amount of credit exposure supported by our non-investment grade security.

As previously announced, effective July 1, 2002, HCM acquired 100% of the outstanding securities of HanoverTrade, Inc. and Hanover Capital Partners Ltd. Prior to that time HCM owned only 97% of these subsidiaries. Financial information presented for periods after June 30, 2002 includes results for the core REIT, HanoverTrade, Inc. and Hanover Capital Partners Ltd. on a consolidated basis. Financial information presented for periods ended prior to July 1, 2002 reflects HCM's previous partial ownership of HanoverTrade, Inc. and Hanover Capital Partners Ltd. For the year ended December 31, 2003, Hanover Capital Partners Ltd. generated total revenues of $10.6 million as compared to $7.4 million for the same period in 2002. HanoverTrade, Inc. generated $6.6 million of total revenues for the year ended December 31, 2003 as compared to $7.6 million for the same period in 2002.

On February 18, 2004, we were advised by our independent auditors, Deloitte & Touche LLP, that they will not stand for reelection as our independent auditors following the completion of their audit of our December 31, 2003 financial statements. During our fiscal years ended December 31, 2002 and 2001 and the subsequent interim period through February 18, 2004, there have been no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. We, under the direction of our audit committee, have initiated a search for a replacement independent auditor. We have filed a current report on Form 8-K with the Securities and Exchange Commission with respect to the matters relating to this development.

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                                      - 3 -

HCM will host its quarterly investor conference call on Monday, February 23, 2004 at 11:00 AM EST. The call will be broadcast on the Internet at www.vcall.com. To listen to the call, please go to the Web site at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those not available to listen to the live broadcast, a replay will be available shortly after the call at the vcall Web site.

Hanover Capital Mortgage Holdings, Inc. is a mortgage REIT with offices throughout the country staffed by seasoned mortgage capital markets professionals. HCM invests in mortgage-backed securities and mortgage loans and engages in fee income-generating activities through its subsidiaries, HanoverTrade, Inc. and Hanover Capital Partners Ltd. HanoverTrade provides loan sale advisory services, valuation services and state-of-the-art technologies and trades and brokers loan pools, mortgage servicing rights and other similar assets through an Internet-based exchange as well as through a more traditional sales force. Hanover Capital Partners provides consulting and advisory services, focusing on loan sale advisory, loan file due diligence reviews, staffing solutions and mortgage assignment and collateral rectification services. For further information, visit HCM's Web site at www.hanovercapitalholdings.com.

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding our ability to pay future dividends, successfully invest capital, achieve greater returns on investments, manage credit and other portfolio risks, provide continued growth for our stockholders, and our future financial results. Such forward-looking statements involve known and unknown risks, uncertainties or other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. Those risks and uncertainties can include: regulatory and tax limitations on the types of investments in which we can participate, our ability to find suitable investments, fluctuation of interest rates, our ability to manage credit risk, accelerated prepayment of principal, our ability to borrow at favorable rates and terms, adverse general economic trends, the ability of HanoverTrade and Hanover Capital Partners to secure additional contracts and generate revenues, and our ability to retain key employees, among others. For more complete information concerning factors which could affect our results, please refer to our registration statements, reports and other documents filed with the Securities and Exchange Commission. Investors are cautioned that current results are not necessarily indicative of future results, and actual results may differ from projected amounts.


                               - charts follow -
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                                       -4-

            HANOVER CAPITAL MORTGAGE HOLDINGS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                        (in thousands, except share data)

                                                                                       December 31,
                                                                                ----------------------------
                                                                                   2003              2002
                                                                                ---------          ---------
ASSETS                                                                         (unaudited)
Mortgage loans:
     Held for sale                                                              $     434          $     413
     Collateral for CMOs                                                           58,551            102,751
Mortgage securities pledged as collateral for reverse repurchase agreements:
     Available for sale                                                            29,807              4,082
     Held to maturity                                                                  --                559
     Trading                                                                       37,882              2,669
Mortgage securities pledged as collateral for CMOs                                     --              9,805
Mortgage securities, not pledged:
     Available for sale                                                            13,875              6,186
     Trading                                                                           --                602
Cash and cash equivalents                                                          32,241             10,605
Accounts receivable                                                                 3,080              1,706
Accrued interest receivable                                                         1,026                960
Equity investment in HDMF-I LLC                                                     2,085              4,638
Notes receivable from related parties                                               1,167              2,563
Other assets                                                                       10,010              8,332
                                                                                ---------          ---------
TOTAL ASSETS                                                                    $ 190,158          $ 155,871
                                                                                =========          =========
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
Reverse repurchase agreements                                                   $  55,400          $   6,283
CMO borrowing                                                                      52,164            102,589
Dividends payable                                                                   2,458              1,119
Accounts payable, accrued expenses and other liabilities                            4,394              2,816
                                                                                ---------          ---------
      TOTAL LIABILITIES                                                           114,416            112,807
                                                                                ---------          ---------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred stock: $0.01 par value, 10 million shares authorized,
     -0- shares issued and outstanding
Common stock: $0.01 par value, 90 million shares authorized,
     8,192,903 and 4,474,222 shares issued and outstanding at
     December 31, 2003 and 2002, respectively                                          82                 45
Additional paid-in capital                                                         99,775             67,990
Retained earnings (deficit)                                                       (24,338)           (25,322)
Accumulated other comprehensive income                                                223                351
                                                                                ---------          ---------
      TOTAL STOCKHOLDERS' EQUITY                                                   75,742             43,064
                                                                                ---------          ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                      $ 190,158          $ 155,871
                                                                                =========          =========
BOOK VALUE PER SHARE                                                            $    9.24          $    9.62
                                                                                =========          =========

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                                      -5-


            HANOVER CAPITAL MORTGAGE HOLDINGS, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                      (in thousands, except per share data)

                                                              THREE MONTHS ENDED
                                                                 DECEMBER 31,                  YEARS ENDED DECEMBER 31,
                                                            ----------------------      ------------------------------------
                                                              2003          2002          2003          2002          2001
                                                            --------      --------      --------      --------      --------
                                                                 (unaudited)          (unaudited)
REVENUES:
     Interest income                                        $  2,943      $  2,913      $ 10,480      $ 13,530      $ 19,702
     Interest expense                                            874         1,393         4,115         7,438        13,433
                                                            --------      --------      --------      --------      --------
         Net interest income                                   2,069         1,520         6,365         6,092         6,269
     Loan loss provision                                          11           165         1,277           393           709
                                                            --------      --------      --------      --------      --------
         Net interest income after loan loss provision         2,058         1,355         5,088         5,699         5,560

     Gain on sale of mortgage assets                           1,902           710        10,707         2,095         3,782
     Gain (loss) on mark to market of mortgage assets           (311)         (445)         (829)        1,367           751
     Due diligence fees                                        2,282         1,585         6,852         2,891            --
     Assignment fees                                           1,140           677         3,065         1,387            --
     Technology                                                  733           265         2,782           342            --
     Loan brokering, trading and advisory services               933           895         3,312         2,686            --
     Other income (loss)                                        (206)          680           (60)         (712)          (28)
                                                            --------      --------      --------      --------      --------
         Total revenues                                        8,531         5,722        30,917        15,755        10,065
                                                            --------      --------      --------      --------      --------
EXPENSES:
     Personnel                                                 2,634         2,189         9,516         5,479           680
     Subcontractor                                             1,362         1,009         4,344         1,812            --
     General and administrative                                  622           296         2,131         1,089         1,132
     Legal and professional                                      445           304         1,595         1,070         1,247
     Depreciation and amortization                               319           344         1,535           655            24
     Travel and entertainment                                    234           193           806           317            48
     Other                                                       137           114           493           409           410
     Occupancy                                                   136           163           481           349           151
     Technology                                                   87           153           273           293             4
                                                            --------      --------      --------      --------      --------
         Total expenses                                        5,976         4,765        21,174        11,473         3,696
                                                            --------      --------      --------      --------      --------
         Operating income                                      2,555           957         9,743         4,282         6,369

Equity in income (loss) of unconsolidated subsidiaries:
     Hanover Capital Partners Ltd.                                --            --            --           112            43
     HanoverTrade, Inc.                                           --            --            --           655        (3,263)
     HDMF-I LLC                                                   42            28             1           157           (35)
     Hanover Capital Partners 2, Inc.                             --            --            --           (19)           --
                                                            --------      --------      --------      --------      --------
Income before income tax provision and cumulative
     effect of adoption of SFAS 133                            2,597           985         9,744         5,187         3,114
Income tax provision                                             198            57           444            49            --
                                                            --------      --------      --------      --------      --------
Income before cumulative effect of adoption of SFAS 133        2,399           928         9,300         5,138         3,114
Cumulative effect of adoption of SFAS 133                         --            --            --            --            46
                                                            --------      --------      --------      --------      --------
NET INCOME                                                  $  2,399      $    928      $  9,300      $  5,138      $  3,160
                                                            ========      ========      ========      ========      ========
BASIC EARNINGS PER SHARE
     Before cumulative effect of adoption of SFAS 133       $   0.30      $   0.21      $   1.60      $   1.16      $   0.73
     Cumulative effect of adoption of SFAS 133                    --            --            --            --          0.01
                                                            --------      --------      --------      --------      --------
     After cumulative effect of adoption of SFAS 133        $   0.30      $   0.21      $   1.60      $   1.16      $   0.74
                                                            ========      ========      ========      ========      ========
DILUTED EARNINGS PER SHARE
     Before cumulative effect of adoption of SFAS 133       $   0.29      $   0.20      $   1.56      $   1.15      $   0.72
     Cumulative effect of adoption of SFAS 133                    --            --            --            --          0.01
                                                            --------      --------      --------      --------      --------
     After cumulative effect of adoption of SFAS 133        $   0.29      $   0.20      $   1.56      $   1.15      $   0.73
                                                            ========      ========      ========      ========      ========

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